Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES EARNINGS OF $0.89 PER DILUTED SHARE FOR THE FOURTH QUARTER 2008

Knight generated pre-tax earnings from operations of $89.5 million, or $0.56 per diluted share, which excluded a pre-tax gain of $51.6 million, or $0.33 per diluted share, from the partial sale of Knight’s ownership stake in Direct Edge Holdings

Global Markets generated fourth quarter 2008 revenues of $316.9 million and pre-tax income of $125.8 million, representing increases of 43% and 58%, respectively, from the fourth quarter 2007; Performance driven by gains in market share, historic market volatility, intense trading activity and contributions from new electronic products and asset classes

Asset Management recorded fourth quarter 2008 pre-tax loss of $5.7 million, compared to fourth quarter 2007 pre-tax loss of $426,000, amid industry-wide deleveraging and steep declines in the major market indexes

Full-year financial performance, propelled by Global Markets, included a year-over-year increase in revenues of 16% and pre-tax income of 53%; Consolidated pre-tax margins were 30% in 2008 compared to 22% in 2007

JERSEY CITY, New Jersey (January 22, 2008) – Knight Capital Group, Inc. (Nasdaq: NITE) today reported earnings of $79.7 million, or $0.89 per diluted share, and pre-tax income of $141.1 million for the fourth quarter of 2008. These results included a pre-tax gain of $51.6 million, or $0.33 per diluted share, relating to the partial sale of Knight’s investment in Direct Edge Holdings, and minority interest expense of $1.9 million related to Deephaven. Excluding the effect of the partial sale of Direct Edge Holdings, the company generated pre-tax earnings of $89.5 million, or $0.56 per diluted share, for the fourth quarter of 2008.

For the fourth quarter of 2007, the company reported earnings of $49.6 million, or $0.52 per diluted share, and pre-tax income of $78.9 million.

Revenues for the fourth quarter of 2008 were $330.2 million, compared to $257.5 million for the fourth quarter of 2007.

“By staying focused on our clients, Knight achieved outstanding results in a period of historic market volatility, intense trading activity and steep declines in the major market indexes in the fourth quarter of 2008,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “On a consolidated basis, we grew revenues and pre-tax income while achieving pre-tax margins of 43 percent for this quarter. In Global Markets, we gained market share during the fourth quarter and executed greater share volume than any U.S. exchange or securities firm according to industry reports. In Asset Management, the unprecedented market conditions continued to depress fund performance. Finally, our consolidated results included a pre-tax gain of $51.6 million from the partial sale of Knight’s ownership stake in Direct Edge as well as the sale of our remaining interest in the ISE Stock Exchange to International Securities Exchange Holdings.”

	Q4 2008	Q4 2007
Revenues ($ thousands)	330,183	257,473
Net income ($ thousands)	79,702	49,563
Diluted EPS ($)	0.89	0.52
Average daily U.S. equity dollar value traded ($ billions)	22.5	17.3
Average daily U.S. equity trades (thousands)	3,990.3	1,671.0
Nasdaq and Listed equity shares traded (billions)	75.1	34.3
OTC Bulletin Board and Pink Sheet shares traded (billions)	166.8	183.9
Average revenue capture per U.S. equity dollar value traded (bps)	1.6	1.6
Average month-end balance of assets under management ($ millions)	2,078.5	4,202.9
Quarterly fund return to investors*	-20.9%	1.4%

*	Quarterly fund return represents the blended quarterly return across all assets under management in the Deephaven funds.

	YTD 2008	YTD 2007
Revenues ($ thousands)	1,042,616	896,749
Net income ($ thousands)	177,911	122,240
Diluted EPS ($)	1.94	1.21
Average daily U.S. equity dollar value traded ($ billions)	19.2	12.7
Average daily U.S. equity trades (thousands)	2,548.0	1,334.1
Nasdaq and Listed equity shares traded (billions)	195.7	113.6
OTC Bulletin Board and Pink Sheet shares traded (billions)	802.7	821.8
Average revenue capture per U.S. equity dollar value traded (bps)	1.5	1.6
Average month-end balance of assets under management ($ millions)	2,993.3	4,087.8
Year-to-date fund return to investors*	-32.6%	6.8%

*	Year-to-date fund return represents the blended return across all assets under management in the Deephaven funds.

“The year-over-year improvement in our financial performance is due to the successful and ongoing execution of our growth strategy in Global Markets,” said Mr. Joyce. “We undertook several concurrent initiatives in 2008 to increase pre-tax margins and to expand and diversify revenues across clients, products and services, order flow, asset classes and geographies. These initiatives included the further development of electronic trade execution services including Knight Link, Knight Direct and EdgeTrade, the expansion into new asset classes such as fixed income through Knight Libertas and Knight BondPoint, and the continuous building and refining of high-velocity algorithmic trading models.”

Global Markets

During the fourth quarter of 2008, Global Markets generated total revenues of $316.9 million, compared to $220.9 million in the fourth quarter of 2007. In the fourth quarter of 2008, Global Markets reported pre-tax income of $125.8 million, compared to pre-tax income of $79.4 million in the fourth quarter of 2007. Global Markets pre-tax margins of 40% in the fourth quarter of 2008 exceeded pre-tax margins of 36% in the fourth quarter of 2007.

“In Global Markets, we achieved exceptional performance on the strength of our deep, in-house liquidity, hybrid market model and expanded client offerings,” said Mr. Joyce. “Revenues from electronic trade execution services exceeded 50 percent of total Global Markets revenues. Our trade volumes during the fourth quarter solidified our place as one of the leaders on the new Wall Street. The innovative electronic and voice trade execution services in our hybrid market model offer buy- and sell-side firms choice, which is critical to attracting new clients and capturing an ever-greater share of order flow. We also recorded sizeable contributions from the expansion of Knight Link and introduction of Knight Libertas as well as from our high-velocity algorithmic trading models.”

Asset Management

During the fourth quarter of 2008, the Asset Management segment, Deephaven Capital Management, generated $7.5 million in asset management fees, compared to $28.2 million in the same period a year ago. In the fourth quarter of 2008, Deephaven reported a pre-tax loss of $5.7 million, compared to a pre-tax loss of $426,000 in the fourth quarter of 2007. The fourth quarter of 2008 pre-tax loss included minority interest expense of $1.9 million relating to the fourth quarter’s accrual for the one-year minimum distribution to the Deephaven managers pursuant to the Limited Liability Agreement for Deephaven Capital Management Holdings LLC.

“In Asset Management, market conditions continued to impact Deephaven’s fund performance during the fourth quarter amid industry-wide deleveraging,” said Mr. Joyce. “Blended fund performance for the year finished down for the first time in Deephaven’s 14-year history. Further, the unprecedented market conditions, pending redemptions and industry-wide changes in margin and finance requirements, led Deephaven to announce the suspension of redemptions and withdrawals in the Global Multi-Strategy Funds and International Volatility Strategies Funds on October 30, 2008. Deephaven continues to consider all alternatives with the goal of protecting the interests of its investors.”

Asset Management had approximately $2.0 billion under management at January 1, 2009, compared with approximately $4.0 billion under management at January 1, 2008.

Corporate

In the fourth quarter of 2008, the Corporate segment reported pre-tax earnings of $21.1 million, compared to a pre-tax loss of $41,000 in the fourth quarter of 2007.

During the fourth quarter of 2008, the company recorded a pre-tax gain of $51.6 million, or approximately $0.33 per diluted share, from the partial sale of the company’s investment in Direct Edge Holdings. Pursuant to SEC guidance, of the $51.6 million pre-tax gain, $15.9 million is reported as Non-operating gain from subsidiary stock issuance, and $35.7 million is included in Investment income and other, net on the Consolidated Statements of Operations.

The company’s corporate investment in the Deephaven funds incurred a pre-tax loss of $14.8 million during the fourth quarter of 2008, compared to pre-tax income of $4.9 million during the fourth quarter of 2007.

“In 2008, Global Markets made considerable progress in further expanding our offerings, adding and deepening client relationships, and building a base of sustainable financial results,” said Mr. Joyce. “We head into 2009 with considerable momentum. We are driven by a client-centered philosophy which is rooted in a thorough understanding of what buy- and sell-side firms value in the trade execution process. Our reliable, efficient and scalable trading technology infrastructure provides us with exchange-like capacity. On the international front, we are aggressively building on our presence in Europe and plan to open an office in Hong Kong in the first quarter of 2009. Finally, we have a strong, liquid balance sheet and a low debt-to-equity ratio.”

As of December 31, 2008, the company had $440.6 million in cash and cash equivalents as well as a $47.2 million corporate investment in funds managed by Deephaven.

The company had $1.0 billion in stockholders’ equity as of December 31, 2008, equivalent to a book value of $11.53 per diluted share. The company had a book value of $9.35 per diluted share as of December 31, 2007.

During the fourth quarter of 2008, the company repurchased 301,200 shares for approximately $4.6 million under the company’s $1.0 billion stock repurchase program. To date, the company has repurchased 67.1 million shares for $750.4 million. The company has approximately $249.6 million available to repurchase shares under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

* * *

Copies of this earnings release and other company information can be obtained on Knight’s website, http://www.knight.com. The company will conduct its fourth quarter of 2008 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Daylight Time (EDT) today, January 22, 2009. To access Knight's earnings conference call, please dial 877-857-6163 for domestic callers or 719-325-4746 for international callers. When prompted, provide the passcode, which is 5983549. The conference call will be webcast live at 9:00 a.m. EDT for all investors and interested parties on Knight's website. In addition, the company will release its monthly volume statistics for December 2008 on its website at http://www.knight.com/ourfirm/volumestats.asp before the start of trading today.

* * *

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides electronic and voice access to the capital markets across multiple asset classes for buy-side, sell-side and corporate clients. In Global Markets, we provide market access and trade execution services in nearly every U.S. equity security and a large number of international securities, futures, options, foreign exchange and fixed income. In Asset Management, Knight owns a 51 percent stake in Deephaven Holdings with Deephaven Partners controlling the remaining 49 percent as of February 1, 2008. Deephaven (www.deephavenfunds.com) is a global, multi-strategy alternative investment manager serving institutions and private clients. More information about Knight can be found at www.knight.com.

Certain statements contained herein, may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the costs, integration, performance and operation of businesses recently acquired, or that may be acquired in the future, by the Company, and risks associated with the unprecedented current market conditions and the resulting volatility, credit tightening and counterparty risk, as well as the negative effect on performance and assets under management in our Asset Management business and the suspension of redemptions and withdrawals announced in the Form 8-K filed by the Company on October 30, 2008. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company's reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings "Certain Factors Affecting Results of Operations" and "Risk Factors" in the Company's Annual Report on Form 10-K for the year-ended December 31, 2007 and Quarterly Report on Form 10-Q for the three months ended September 30, 2008, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto contained in the Company's Annual Report on Form 10-K for the year-ended December 31, 2007, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Director,	Vice President,
Communications, Marketing	Media Relations	Corporate Communications
& Investor Relations	201-356-1523 or	201-356-1529 or
201-557-6954	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended December 31,		For the years ended December 31,
	2008	2007	2008	2007
	(In thousands, except per share amounts)
Revenues
Commissions and fees	$170,056	$105,234	$548,593	$447,495
Net trading revenue	142,927	112,709	446,707	286,199
Asset management fees, net	7,500	28,184	46,344	116,777
Interest, net	256	3,902	7,579	17,560
Investment income (loss) and other, net	9,444	7,444	(6,607)	28,718

Total revenues	330,183	257,473	1,042,616	896,749

Transaction-based expenses
Execution and clearance fees	31,288	24,605	107,402	120,261
Soft dollar and commission recapture expense	16,997	17,106	70,467	61,367
Payments for order flow and ECN rebates	16,301	10,226	43,639	54,564

Total transaction-based expenses	64,586	51,937	221,508	236,192

Revenues, net of transaction-based expenses	265,597	205,536	821,108	660,557

Other direct expenses
Employee compensation and benefits	97,355	93,761	370,778	346,476
Communications and data processing	13,597	8,922	47,461	36,956
Depreciation and amortization	8,147	5,533	27,494	22,075
Occupancy and equipment rentals	5,516	3,393	20,494	14,083
Business development	5,456	4,193	18,221	15,997
Professional fees	3,439	5,399	19,483	19,360
Interest expense	1,590	136	5,014	182
Writedown of assets and lease loss accrual, net	592	(1,116)	1,236	(2,470)
Other	2,853	6,407	12,617	15,418

Total other direct expenses	138,545	126,628	522,798	468,077

Other Income
Non-operating gain from subsidiary stock issuance	15,947	—	15,947	8,757

Income from continuing operations before income taxes and minority interest	142,999	78,908	314,257	201,237
Income tax expense	61,395	29,345	130,193	77,560

Income from continuing operations before minority interest	81,604	49,563	184,064	123,677
Minority interest expense	1,902	—	6,153	—

Income from continuing operations	79,702	49,563	177,911	123,677
Loss from discontinued operations, net of tax	—	—	—	(1,437)

Net income	$79,702	$49,563	$177,911	$122,240

Basic earnings per share from continuing operations	$0.93	$0.54	$2.01	$1.27

Diluted earnings per share from continuing operations	$0.89	$0.52	$1.94	$1.23

Basic and diluted earnings per share from discontinued operations	$—	$—	$—	$(0.01)

Basic earnings per share	$0.93	$0.54	$2.01	$1.26

Diluted earnings per share	$0.89	$0.52	$1.94	$1.21

Shares used in computation of basic earnings per share	86,025	91,828	88,407	97,050

Shares used in computation of diluted earnings per share	89,121	94,722	91,760	100,796

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31, 2008	December 31, 2007
	(In thousands)
ASSETS
Cash and cash equivalents	$440,621	$222,435
Securities owned, held at clearing brokers, at fair value	476,111	412,565
Receivable from brokers and dealers	341,350	382,544
Asset management fees receivable	11,866	27,588
Investment in Deephaven sponsored funds	47,152	83,732
Receivable from Deephaven sponsored funds	—	85,000
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization	83,831	62,073
Strategic investments	83,697	73,704
Goodwill	232,197	132,832
Intangible assets, less accumulated amortization	90,477	57,845
Deferred compensation investments	72,690	85,504
Other assets	134,583	129,991

Total assets	$2,014,575	$1,755,813

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at fair value	$385,003	$335,280
Payable to brokers and dealers	98,138	117,001
Accrued compensation expense	216,024	228,275
Accrued expenses and other liabilities	140,874	119,879
Long term debt	140,000	70,000

Total liabilities	980,039	870,435

Minority interest	7,178	—

Stockholders’ equity
Class A common stock	1,544	1,509
Additional paid-in capital	648,716	587,025
Retained earnings	1,112,010	934,099
Treasury stock, at cost	(734,912)	(637,255)

Total stockholders’ equity	1,027,358	885,378

Total liabilities and stockholders’ equity	$2,014,575	$1,755,813

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS FROM CONTINUING OPERATIONS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended December 31,		For the years ended December 31,
	2008	2007	2008	2007
Global Markets
Revenues	$316.9	$220.9	$1,008.3	$751.5
Expenses	191.1	141.5	650.8	571.1

Pre-tax earnings	125.8	79.4	357.5	180.4

Asset Management
Revenues	(1.1)	28.5	33.3	118.2
Expenses	2.7	28.9	52.6	101.7

Pre-tax earnings	(3.8)	(0.4)	(19.4)	16.5
Minority interest expense	1.9	—	6.2	—

Pre-tax earnings after minority interest expense	(5.7)	(0.4)	(25.5)	16.5

Corporate
Revenues	14.4	8.1	1.1	27.1
Expenses	9.3	8.1	40.9	31.5
Other income	15.9	—	15.9	8.8

Pre-tax earnings	21.1	—	(23.8)	4.3

Consolidated
Revenues	330.2	257.5	1,042.6	896.7
Expenses	203.1	178.6	744.3	704.3
Other income	15.9	—	15.9	8.8

Pre-tax earnings	143.0	78.9	314.3	201.2
Minority interest expense	1.9	—	6.2	—

Pre-tax earnings after minority interest expense	$141.1	$78.9	$308.1	$201.2

*	Totals may not add due to rounding.